Exhibit 10.15
COMMUNITY HEALTH SYSTEMS, INC.
AMENDED AND RESTATED 2000 STOCK OPTION AND AWARD PLAN
NONQUALIFIED STOCK OPTION AGREEMENT (EMPLOYEE)
     THIS AGREEMENT between you and Community Health Systems, Inc. (the “Corporation”) governs an award of a nonqualified stock option on a date specified in your award notification (the “Grant Date”), and
     WHEREAS, the Corporation has adopted the Community Health Systems, Inc. 2000 Stock Option and Award Plan, as amended (the “Plan”) in order to provide additional incentive to certain employees, officers and directors of the Corporation and its Subsidiaries; and
     WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to you as provided herein;
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Option.
          1.1 The Corporation hereby grants to you the right and option (the “Option”) to purchase all or any part of an aggregate of the number of whole Shares (such number being subject to adjustment as provided in Section 10 hereof) set out in your award notification, on the terms and conditions set forth in this Agreement and in the Plan, a copy of which is available to you from the Corporation by request. The Corporation may delegate any of the duties associated with the administration of the Plan or this agreement to one or more affiliates or third-party vendors (the “Plan Administrator”).
          1.2 This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.
          1.3 Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
     2. Purchase Price.
          The price at which you shall be entitled to purchase Shares upon the exercise of this Option shall be the close price of the Corporation’s stock on the Grant Date, as reported in The Wall Street Journal, and as set out in your award notification (such price being subject to adjustment as provided in Section 10 hereof).
     3. Duration of Option.
          The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the date hereof (the “Exercise Term”); provided, however, that the Option may be earlier terminated as provided in Section 6 or Section 8 hereof; provided, further, that the Option may, upon your death, be later exercised for up to one (1) year following the date of your death if such death occurs prior to the tenth anniversary of the Grant Date.

     4. Exercisability of Option.
          Unless otherwise provided in this Agreement or the Plan, the Option shall entitle you to purchase, in whole at any time or in part from time to time, thirty-three and one-third percent (33 1/3%) of the total number of Shares covered by the Option after the expiration of one (1) year from the Grant Date and an additional thirty-three and one-third percent (33 1/3%) of the total number of Shares covered by the Option after the expiration of each of the second and third anniversaries of the Grant Date, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term. Any fractional number of Shares resulting from the application of the foregoing percentages shall be rounded down to the next whole number of Shares.
     5. Manner of Exercise and Payment.
          5.1 Election to Exercise. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by electronic notification to the Corporation’s Plan Administrator, or by telephonic request (each as subject to the Corporation’s Insider Trading Policy). Such notification shall state that you are electing to exercise the Option and the number of Shares in respect of which the Option is being exercised. In the event of your death, such notification shall be in the form prescribed by the Corporation or its Plan Administrator and shall be signed by your legal guardian, executor, administrator or other legal representative. The Corporation or its Administrator may require proof satisfactory to it as to the right of such person to exercise the Option.
          5.2 Deliveries. The notification of exercise described in Section 5.1 hereof shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash or by check or, if acceptable to the Plan Administrator, such payment shall follow by check from a registered broker acting as agent on your behalf. However, at the discretion of the Committee, you may pay the exercise price in part or in full by transferring to the Corporation Shares owned by you for a period of six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option. In addition, an Option may be exercised through the Corporation’s Plan Administrator pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Corporation as payment of the exercise price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option.
          5.3 Issuance of Shares. Upon your election to exercise your options, full payment for the Shares in respect of which the Option is being exercised, and subject to Section 11, the Corporation or its Plan Administrator shall take such action as may be necessary under applicable law to affect the issuance to you of the number of Shares as to which such exercise was effected.
          5.4 Stockholder Rights. You shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (a) the Option shall have been exercised in accordance with the terms of this Agreement and you shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and any withholding taxes due in connection with such exercise, (b) the Corporation or its Plan Administrator shall have issued the

Shares to you, and (c) your name shall have been entered as a shareholder of record on the books of the Corporation. Upon the occurrence of all of the foregoing events, you shall have full voting and other ownership rights with respect to such Shares.
     6. Termination of Option. Subject to Sections 7 and 8 hereof, each Option shall terminate on the date which is the eighth anniversary of the Grant Date (or if later, the first anniversary of the date of your death if such death occurs prior to such eighth anniversary), unless terminated earlier as follows:
          6.1 If your employment is terminated for any reason other than disability, death or for Cause, you may for a period of three (3) months after such termination exercise your Option to the extent, and only to the extent, that the Option or portion thereof was vested and exercisable as of the date of such termination, after which time the Option shall automatically terminate in full.
          6.2 If your employment is terminated by reason of Disability, all of the Option shall immediately become vested and exercisable and you may, for a period of twelve (12) months after such termination, exercise your Option, after which time the Option shall automatically terminate in full.
          6.3 If your employment is terminated by reason of your death, or if you die within three (3) months after termination as described in Section 6.1 hereof the Option shall immediately become vested and exercisable and the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution may, for a period of twelve (12) months following your death, exercise the Option, after which time the Option shall terminate in full.
          6.4 If your the employment is terminated for Cause, the option granted to you hereunder shall immediately terminate in full and no rights thereunder may be exercised.
          6.5 Except as expressly provided herein to the contrary, the Option, to the extent not yet vested and exercisable, shall terminate immediately upon the Employee’s termination of employment with the Corporation for any reason.
     7. Effect of Change of Control.
          In the event of a Change in Control, the Option shall become immediately and fully vested and exercisable and shall, notwithstanding any shorter period set forth in this Agreement, remain exercisable for a period ending not before the earlier of (x) the six (6) month anniversary of the termination of your employment or (y) the expiration of the Exercise Term.
     8. Prohibited Activities
          8.1 Prohibition Against Certain Activities. You agree that (a) you will not at any time during your employment (other than in the course of your employment) with the Corporation or any Affiliate thereof, or after any termination of employment, directly or indirectly disclose or furnish to any other person or use for your own or any other person’s account any confidential or proprietary knowledge or any other information which is not a matter of public knowledge obtained during the course of your employment with, or other performance of services for (including service as a director of), the Corporation or any Affiliate thereof or any predecessor of any of the foregoing, no matter from where or in what manner you may have acquired such knowledge or information, and you shall retain all such knowledge and information in trust for the benefit of the Corporation, its Affiliates and the successors and assigns of any of them, (b) you will not at any time during your employment with the Corporation or any Affiliate thereof, or for three (3) years following any termination of employment, directly or indirectly solicit for employment, including, without limitation, recommending to any subsequent employer the solicitation for employment of, any person who at the time of the solicitation is employed by the Corporation or any Affiliate thereof, (c) you will not at any time during your employment with, or performance of services for (including service as a director of), the Corporation or any Affiliate thereof or after any termination of employment, publish any statement or make any statement (under circumstances reasonably likely to become public or that might reasonably be expected to become public) critical of the Corporation or any Affiliate of the Corporation, or in any way adversely affecting or otherwise maligning the business reputation of any of the foregoing entities, and (d) you will not breach the provisions of Section 9 hereof (any activity described in clause (a), (b), (c) or (d) of this Section 8.1 being herein referred to as a “Prohibited Activity”).
          8.2 Right to Terminate Option. You understand that the Corporation is granting to you an option to purchase Shares hereunder to reward you for your future efforts and loyalty to the Corporation and its Affiliates by giving you the opportunity to participate in the potential future appreciation of the Corporation. Accordingly, if, at any time during which any portion of the Option, including any exercisable portion, is outstanding (a) if you engage in any Prohibited Activity, or (b) you engage in any Competitive Activity (as hereinafter defined), or (c) you are convicted of a crime against the Corporation or any of its Affiliates, then, in addition to any other rights and remedies available to the Corporation, the Corporation shall be entitled, at its option, to terminate the Option, including any exercisable portion thereof, which shall then be of no further force and effect.
     The term “Competitor” shall mean any person that competes either directly or indirectly through one or more Affiliates with any of the businesses in which, at the time your employment is terminated, the Corporation or any of its subsidiaries is engaged.
     The term “Competitive Activity” shall mean engaging in any of the following activities: (i) serving as a director of any Competitor; (ii) directly or indirectly (x) controlling any Competitor or (y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 2% of the particular class of interests outstanding) (it being understood that, if any such interests in any Competitor are owned by an investment vehicle or other entity in which you own an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to you, such portion determined by applying the percentage of the equity interest in such entity owned by you to the interests in such Competitor owned by such entity); (iii) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the customers or suppliers of the Corporation or any Affiliate of the Corporation; (iv) employment by (including serving as an officer or director of) or providing consulting services to any Competitor; provided, however, that if the Competitor has more than one discrete and readily distinguishable part of its business, employment by or providing consulting services to any Competitor shall be Competitive

Activity only if (1) your employment duties are at or involving the part of the Competitor’s business that competes with any of the businesses conducted by the Corporation or any of its subsidiaries (the “Competing Operations”), including serving in a capacity where any person at the Competing Operations reports to you, or (2) the consulting services are provided to or involve the Competing Operations. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Competitor, whether through the ownership of equity or debt interests, by contract or otherwise.
     9. Non-Transferability.
     The Option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Option may be transferred to members of your immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means your spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren.
     10. Adjustments.
          In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to this Option and the purchase price for such Shares or other stock or securities (an “Adjustment”). In the event of (i) the liquidation or dissolution of the Corporation or (ii) a merger or consolidation of the Corporation (a “Transaction”), any such Adjustment may be as provided for in the plan or agreement of liquidation, dissolution, merger or consolidation. If such plan or agreement does not expressly provide for the treatment of the Option in connection with the Transaction, the Option shall continue in effect in accordance with its terms and you shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction. The Committee’s Adjustment shall be final and binding for all purposes of the Plan and the Agreement. No Adjustment provided for in this Section 10 shall require the Corporation to issue a fractional share, and the total adjustment with respect to this Agreement shall be limited accordingly.
     11. Withholding.
          The Corporation or its Plan Administrator shall have the right to deduct from any amounts payable under this Agreement an amount equal to the federal, state and local income taxes and other amounts as may be required by applicable law to be withheld (the “Withholding Taxes”). If you are entitled to receive Shares upon exercise of the Option, you shall pay the Withholding Taxes to the Corporation or its Plan Administrator in cash prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, you may, unless the Committee determines otherwise, elect to have withheld a portion of the Shares issuable to you upon exercise of the Option having an aggregate Fair Market Value equal to the Withholding Taxes.
     12. No Right to Continued Employment.

          This Agreement and the Option shall not confer upon you any right with respect to continuance of employment by the Corporation or any Affiliate thereof, nor shall it interfere in any way with the right of the Corporation or any Affiliate thereof to terminate your employment at any time.
     13. Entire Agreement.
          This Agreement and the Plan constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.
     14. Acceptance of the Terms of this Agreement; Deemed Execution; Modification of Agreement.
          The terms of this Agreement must be acknowledged and accepted by you by electronic means via the Plan Administrator’s website, and upon such acceptance shall be deemed to have been executed and delivered by you and the Corporation. This Agreement may be modified, amended, supplemented or terminated by written agreement of the parties hereto; provided that the Corporation may modify, amend, supplement or terminate this Agreement in a writing signed by the Corporation without any further action by you if such modification, amendment, supplement or termination does not adversely affect your rights hereunder.
     15. Invalidity of Provisions.
          The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any provision of this Agreement is held unlawful or unenforceable in any respect, such provision shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.
     16. Acknowledgment.
          You hereby acknowledge the availability of a copy of the Prospectus, the Plan and this Agreement via the Plan Administrator’s website, and agree to be bound by all the terms and provisions of each, and by the Corporation’s Insider Trading Policy, as each may be amended from time to time. You hereby acknowledge that you have reviewed these documents and understand your rights and obligations thereunder and hereunder. You also acknowledge that you have been provided with such information concerning the Corporation, the Plan, the Prospectus, the Plan Administrator and this Agreement as you and your advisors have requested. You also acknowledge your right to request a copy of any of the foregoing from the Corporation.
     17. Binding Effect.
          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

     18. Headings.
          The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.
     19. Resolution of Disputes.
          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee in good faith, whose determination shall be final, binding and conclusive for all purposes.
     20. Governing Law.
          This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.
     21. Specific Performance.
          The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available; all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.
     22. Notice.
          All notifications and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:
          (a) If to the Corporation, by regular mail to:
Community Health Systems, Inc.
4000 Meridian Boulevard
Franklin, TN 37067
Attention: General Counsel
          (b) If to you or your legal representative, to such person at the address as reflected in the records of the Corporation.
     23. Consent to Jurisdiction.
          Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Tennessee and of the United States of America, in each case located in the County of Williamson, for any actions, suits or proceedings arising out of or relating to this Agreement, the Option or the Plan and the transactions contemplated hereby and thereby (“Litigation”) (and agrees not to commence any Litigation except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 22 hereof shall be effective service of process for any Litigation brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation in the courts of the State of Tennessee or of the United States of America, in each case located in the County of Williamson, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.
COMMUNITY HEALTH SYSTEMS, INC.